As filed with the Securities and Exchange Commission on December    , 1996
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               Coffee People, Inc.
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             (Exact name of registrant as specified in its charter)

             Oregon                                       93-1073218
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(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification No.)

    3259 N.W. 29th Avenue
    Portland, Oregon                                          97210
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(Address of principal executive offices)                    (Zip Code)

                          Employee Stock Purchase Plan
                   ------------------------------------------
                            (Full title of the plan)

                                 Kenneth B. Ross
                             Chief Financial Officer
                               Coffee People, Inc.
                              3259 N.W. 29th Avenue
                               Portland, OR 97210
                                 (503) 223-7714
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                               Ronald L. Greenman
                     Tonkon, Torp, Galen, Marmaduke & Booth
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 221-1440

                 CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed
 Title of                   Maximum      Maximum
Securities    Amount to     Offering     Aggregate   Amount of
  to be       be Regis-     Price Per    Offering    Registra-
Registered    tered (1)     Share (2)    Price (2)   tion Fee (2)
----------    ---------     ---------    ---------   ------------

Common
Stock,        150,000         $6.42      $963,000        $320
no par         shares
value


(1) This filing registers 150,000 shares of the Company's Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan. There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plans in the event of a change in the outstanding shares of Common Stock, including a recapitalization.

(2) Based upon the estimated proposed maximum offering price for the 150,000 shares reserved for issuance under the Employee Stock Purchase Plan, estimated solely for purposes of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on December 27, 1996, as reported by the Nasdaq National Market ($7.56), as adjusted to reflect the requirement under the Employee Stock Purchase Plan that the shares be purchased at a purchase price equal to the lesser of 85 percent of the fair market value of such shares on the date of grant or 85 percent of the fair market value of such shares on the date of exercise.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Coffee People, Inc., an Oregon corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

         (a) The Company's Prospectus dated September 25, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") (Registration No. 333-5376-LA).

         (b) The Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1996.

         (c) The description of the Company's Common Stock, no par value (the "Common Stock"), set forth in the Company's registration statement on Form SB-2, as declared effective on September 25, 1996 (Registration No.
333-5376-LA).

         All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Oregon Business Corporation Act (the "Act") authorizes the indemnification of an officer or director made party to a proceeding because the officer or director is or was an officer or director against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the officer or director was in good faith, (b) the officer or director reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests and (c) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful; provided, however, neither a director nor an officer may be indemnified in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was adjudged liable or
(ii) any other proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Company's Restated Articles of Incorporation (the "Articles") allow and the Company's Bylaws require the Company to indemnify officers and directors to the fullest extent permissible by law.

         The Act further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its stockholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for any unlawful distribution as defined under the Act or (d) for any transaction from which the director derived an improper personal benefit. The Company's Articles and Bylaws provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its stockholders for monetary damages.

         In addition to the indemnification and exculpation provided by the Company's Articles and Bylaws, the Company intends to enter into an indemnification agreement with each of its officers and directors providing indemnification to the fullest extent permitted by law.

         The effect of these provisions is to indemnify the directors and officers of the Company against all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits listed in the Index to Exhibits, which appears on page II-6 herein, are filed as part of this registration statement.

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on December 26, 1996.

                                    COFFEE PEOPLE, INC.



                                    By:/s/ Kenneth B. Ross
                                       -----------------------------------------
                                       Kenneth B. Ross
                                       Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Kenneth B. Ross his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

PRINCIPAL EXECUTIVE OFFICERS:               DATE:

/s/ James L. Roberts
------------------------------              December 26, 1996
James L. Roberts
Chairman of the Board of
  Directors and Chief
  Executive Officer


/s/ Taylor H. Devine
------------------------------              December 26, 1996
Taylor H. Devine
President, Chief Operating
  Officer and  Director

Principal Financial Officer:

/s/ Kenneth B. Ross
------------------------------              December 26, 1996
Kenneth B. Ross
Chief Financial Officer and
  Secretary


Directors:

/s/ Gary G. Talboy
------------------------------              December 26, 1996
Gary G. Talboy


------------------------------              December 26, 1996
Doug L. Ayer

/s/ Jeffrey M. Ferguson
------------------------------              December 26, 1996
Jeffrey M. Ferguson

                                INDEX TO EXHIBITS


Exhibit Number             Exhibit                                          Page
--------------             -------                                          ----

4.1                        Restated Articles of Incorporation(1)

4.2                        Bylaws, as amended(1)

5                          Opinion of Tonkon, Torp, Galen,
                           Marmaduke & Booth

23.1                       Consent of Arthur Anderson LLP,
                           Independent Public Accountants

23.2                       Consent of Tonkon, Torp, Galen,
                           Marmaduke & Booth (included in Exhibit 5)

24                         Power of Attorney (See Page II-5)

99                         Employee Stock Purchase Plan(1)


-----------------

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, as declared effective on September 25, 1996 (Registration No. 333-5376-
LA).